Exhibit 99.1

TIPTREE ANNOUNCES THIRD QUARTER 2023 RESULTS AND INTENT TO TAKE FORTEGRA PUBLIC
Greenwich, Connecticut - November 1, 2023 - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), today announced its financial results for the third quarter 2023 and the intent to take our specialty insurance subsidiary, Fortegra, public. Tiptree expects the Fortegra IPO to be a primary offering with the proceeds used to support Fortegra’s growth. Tiptree expects to maintain majority ownership of Fortegra and believes a Fortegra IPO will create a platform to serve the future capital needs of the business.

Financial results for the three and nine months ended September 30, 2023 and 2022 are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands, except per share information)	2023	2022	2023	2022
Total revenues	$416,514	$363,478	$1,202,657	$1,028,224
Net income (loss) attributable to common stockholders	$2,153	$14,223	$7,080	$(9,145)
Diluted earnings per share	$0.04	$0.38	$0.18	$(0.26)
Cash dividends paid per common share	$0.05	$0.04	$0.15	$0.12
Return on average equity	2.2%	15.4%	2.4%	(0.7)%

Non-GAAP: (1)
Adjusted net income	$24,033	$19,395	$65,121	$48,833
Adjusted return on average equity	17.6%	14.8%	16.1%	14.2%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented before the impacts of non-controlling interests.

Third Quarter 2023 Summary

•Revenues of $416.5 million for the quarter, an increase of 14.6% from Q3'22, driven by growth in Fortegra’s specialty insurance lines. Excluding investment gains and losses, revenues were up 18.7%.

•Net income of $2.2 million compared to $14.2 million in Q3'22, driven by growth in our insurance business, more than offset by unrealized losses on investments in Q3’23 and lower shipping income as a result of the sale of our vessels in 2022.

•Adjusted net income of $24.0 million increased by 23.9% from $19.4 million in Q3'22, driven by growth in our insurance operations. Adjusted return on average equity was 17.6% for the quarter, as compared to 14.8% in Q3'22.

•Declared a dividend of $0.05 per share to stockholders of record on November 20, 2023 with a payment date of November 27, 2023.

Year-to-date 2023 Summary

•Year-to-date revenues of $1.2 billion, an increase of 17.0% from 2022, driven by growth in Fortegra’s specialty insurance lines. Excluding investment gains and losses, revenues were up 17.7%.

•Net income of $7.1 million compared to net loss of $9.1 million in 2022, driven by growth in our insurance business, and the non-repeat of a $25.5 million deferred tax charge associated with the investment in Fortegra in the prior year period, partially offset by the sale of our vessels in 2022.

•Adjusted net income of $65.1 million increased by 33.4% from $48.8 million in 2022, driven by revenue growth in our insurance operations while maintaining a consistent combined ratio. Adjusted return on average equity was 16.1% for the year, as compared to 14.2% in 2022.

Segment Financial Highlights - Third Quarter 2023

Insurance (The Fortegra Group):

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2023	2022	2023	2022
Gross written premiums and premium equivalents	$834,532	$761,446	$2,439,883	$1,956,998
Revenues	$406,779	$327,028	$1,159,900	$903,388
Income before taxes	$35,722	$15,304	$85,584	$39,057
Return on average equity	27.5%	14.4%	22.9%	12.1%
Combined ratio	90.2%	91.3%	90.5%	90.7%

Non-GAAP: (1)
Adjusted net income	$30,043	$19,831	$83,101	$59,893
Adjusted return on average equity	31.2%	24.8%	30.3%	25.8%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented before the impacts of non-controlling interests.

•Gross written premiums and premium equivalents grew 9.6% for the quarter and 24.7% for the year, driven by specialty insurance lines and services businesses in the U.S. and Europe. Unearned premiums and deferred revenues grew to $2.3 billion, up $307.0 million, or 15.5%, from Q3’22.

•Record revenues increased 24.4% for the quarter and 28.4% for the year driven by premium growth in specialty E&S and admitted lines, and services businesses in the U.S. and Europe. Excluding the impact of investment gains and losses, revenues increased by 22.5% for the quarter and 26.3% for the year.

•The combined ratio for the quarter was 90.2%, compared to 91.3% in Q3'22. Year-to-date combined ratio was 90.5%, as compared to 90.7% in 2022, reflecting the consistent underwriting performance and scalability of the Company’s operating platform.

•Record income before taxes for the quarter was $35.7 million, up $20.4 million. Year-to-date income before the taxes was $85.6 million, up $46.5 million. Return on equity for the year was 22.9%, compared to 12.1% in 2022. The increases were driven by growth in underwriting and fee revenues, the consistent combined ratio and increased net investment income.

•Adjusted net income for the quarter of $30.0 million, up 51.5% from Q3'22. Year-to-date adjusted net income was $83.1 million, up 38.7% from prior year. Adjusted return on average equity for the year was 30.3%, compared to 25.8% in 2022.

Tiptree Capital:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2023	2022	2023	2022
Revenues	$9,735	$36,450	$42,757	$124,836
Income before taxes	$(6,135)	$18,136	$(4,491)	$23,817
Return on average equity	(10.4)%	40.3%	(3.2)%	17.0%

Non-GAAP: (1)
Adjusted net income	$(322)	$4,879	$248	$9,756
Adjusted return on average equity	(0.7)%	13.8%	0.2%	8.5%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented before the impacts of non-controlling interests.

•Tiptree Capital loss before taxes was $6.1 million for the quarter, compared to income of $18.1 million in Q3’22, driven by unrealized losses on investments in Q3’23 and declines in shipping operations as a result of the sale of five vessels in 2022.

•Loss before taxes was $4.5 million for the year, down from the prior year driven by declines in our mortgage business and shipping operations as a result of the sale of five vessels in 2022, partially offset by improved performance in the Company’s other investment holdings.

•Total Tiptree Capital book value was $185.9 million as of Q3’23.

Corporate:

Corporate includes expenses of the holding company for employee compensation and benefits, audit and professional fees, and public company and other expenses. For the quarter, corporate expenses were $8.4 million compared to $8.3 million in Q3'22.

Non-GAAP

Management uses Adjusted net income and Adjusted return on average equity as measurements of operating performance. Management believes these measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze financial performance and comparison among companies. Management uses Adjusted net income and adjusted return on average equity as part of its capital allocation process and to assess comparative returns on invested capital. Adjusted net income represents income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, stock-based compensation, net realized and unrealized gains (losses), and intangibles amortization associated with purchase accounting. Adjusted net income and Adjusted return on average equity are presented before the impacts of non-controlling interests. Adjusted net income and Adjusted return on average equity are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. See “Non-GAAP Reconciliations” for a reconciliation of these measures to their GAAP equivalents.

Earnings Conference Call
Tiptree will host a conference call on Thursday, November 2, 2023 at 10:30 a.m. Eastern Time to discuss its Q3 2023 financial results. A copy of our investor presentation, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreeinc.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.

A replay of the call will be available from Thursday, November 2, 2023 at 12:00 p.m. Eastern Time, until midnight Eastern on Thursday, November 9, 2023. To listen to the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international), Passcode: 13740778.

About Tiptree

Tiptree Inc. (NASDAQ: TIPT) allocates capital to select small and middle market companies with the mission of building long-term value. Established in 2007, we have a significant track record investing in the insurance sector and across a variety of other industries, including mortgage origination, specialty finance and shipping. With proprietary access and a flexible capital base, we seek to uncover compelling investment opportunities and support management teams in unlocking the full value potential of their businesses. For more information, please visit tiptreeinc.com and follow us on LinkedIn.

No Offer or Solicitation

A registration statement relating to the common stock to be sold in the Fortegra IPO is expected to be filed with the U.S. Securities and Exchange Commission, but has not been filed or become effective. The common stock may not be sold and offers may not be accepted prior to the time the registration statement becomes effective. This release does not constitute an offer to sell or the solicitation of any offer to buy, and there shall not be any sale of the common stock in any state in which such offer, solicitation or sale would be unlawful prior the registration or qualification under the securities laws of any such state.

Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations for our businesses and intentions. In addition, we make certain forward-looking statements regarding the Company’s plans to take Fortegra public. Any initial public offering by Fortegra would be subject to a variety of factors, including market conditions, and may not be consummated. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.
Condensed Consolidated Balance Sheets
($ in thousands, except share data)

	As of
	September 30, 2023	December 31, 2022
Assets:
Investments:
Available for sale securities, at fair value, net of allowance for credit losses	$701,238	$611,980
Loans, at fair value	75,975	64,843
Equity securities	63,456	85,776
Other investments	92,835	73,025
Total investments	933,504	835,624
Cash and cash equivalents	514,692	538,065
Restricted cash	22,670	12,782
Notes and accounts receivable, net	664,917	502,311
Reinsurance recoverable	742,032	450,620
Prepaid reinsurance premiums	894,272	725,470
Deferred acquisition costs	539,278	498,925
Goodwill	205,023	186,608
Intangible assets, net	122,609	117,015
Other assets	188,394	172,143
Total assets	$4,827,391	$4,039,563

Liabilities and Stockholders’ Equity
Liabilities:
Debt, net	$323,642	$259,366
Unearned premiums	1,607,022	1,357,436
Policy liabilities and unpaid claims	813,214	567,193
Deferred revenue	678,204	649,150
Reinsurance payable	471,241	305,097
Other liabilities and accrued expenses	390,495	367,748
Total liabilities	$4,283,818	$3,505,990

Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock: $0.001 par value, 200,000,000 shares authorized, 36,749,768 and 36,385,299 shares issued and outstanding, respectively	37	36
Additional paid-in capital	380,988	382,645
Accumulated other comprehensive income (loss), net of tax	(40,577)	(39,429)
Retained earnings	55,643	54,113
Total Tiptree Inc. stockholders’ equity	396,091	397,365
Non-controlling interests:
Fortegra preferred interests	77,679	77,679
Common interests	69,803	58,529
Total non-controlling interests	147,482	136,208
Total stockholders’ equity	543,573	533,573
Total liabilities and stockholders’ equity	$4,827,391	$4,039,563

Tiptree Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except share data)

	Three Months Ended September 30,
	2023	2022
Revenues:
Earned premiums, net	$291,293	$237,877
Service and administrative fees	100,146	83,423
Ceding commissions	2,440	4,023
Net investment income	5,416	3,632
Net realized and unrealized gains (losses)	1,457	17,159
Other revenue	15,762	17,364
Total revenues	416,514	363,478
Expenses:
Policy and contract benefits	153,966	121,242
Commission expense	153,744	137,559
Employee compensation and benefits	45,663	38,210
Interest expense	6,716	5,503
Depreciation and amortization	6,347	5,549
Other expenses	28,937	30,290
Total expenses	395,373	338,353
Income (loss) before taxes	21,141	25,125
Less: provision (benefit) for income taxes	12,273	5,068
Net income (loss)	8,868	20,057
Less: net income (loss) attributable to non-controlling interests	6,715	5,834
Net income (loss) attributable to common stockholders	$2,153	$14,223

Net income (loss) per common share:
Basic earnings per share	$0.06	$0.39
Diluted earnings per share	$0.04	$0.38

Weighted average number of common shares:
Basic	36,749,199	36,304,385
Diluted	37,684,131	36,783,248

Dividends declared per common share	$0.05	$0.04

Tiptree Inc.
Non-GAAP Reconciliations (Unaudited)

Non-GAAP Financial Measures — Adjusted net income and Adjusted return on average equity

Adjusted net income is defined as income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized and unrealized gains (losses) and intangibles amortization associated with purchase accounting. The calculation of adjusted net income excludes net realized and unrealized gains (losses) that relate to investments or assets rather than business operations. Adjusted net income is presented before the impacts of non-controlling interests. Adjusted return on average equity represents adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. Management uses Adjusted net income and adjusted return on average equity as part of its capital allocation process and to assess comparative returns on invested capital. We believe adjusted net income provides additional clarity on the results of the Company’s underlying business operations as a whole for the periods presented by excluding distortions created by the unpredictability and volatility of realized and unrealized gains (losses). We also believe adjusted net income provides useful supplemental information to investors as it is frequently used by the financial community to analyze financial performance between periods and for comparison among companies.

	Three Months Ended September 30, 2023
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$35,722	$359	$(6,494)	$(8,446)	$21,141
Less: Income tax (benefit) expense	(9,261)	(76)	1,179	(4,115)	(12,273)
Less: Net realized and unrealized gains (losses) (1)	1,616	(788)	6,625	—	7,453
Plus: Intangibles amortization (2)	4,878	—	—	—	4,878
Plus: Stock-based compensation expense	717	—	—	1,246	1,963
Plus: Non-recurring expenses (3)	113	—	—	—	113
Plus: Non-cash fair value adjustments (4)	(2,447)	—	—	—	(2,447)
Plus: Impact of tax deconsolidation of Fortegra (5)	—			4,396	4,396
Less: Tax on adjustments (6)	(1,295)	178	(1,305)	1,231	(1,191)
Adjusted net income	$30,043	$(327)	$5	$(5,688)	$24,033

Adjusted net income	$30,043	$(327)	$5	$(5,688)	$24,033
Average stockholders’ equity	$385,266	$53,939	$139,786	$(34,169)	$544,822
Adjusted return on average equity	31.2%	(2.4)%	—%	NM%	17.6%

	Three Months Ended September 30, 2022
($ in thousands)		Tiptree Capital
	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$15,304	$(940)	$19,077	$(8,316)	$25,125
Less: Income tax (benefit) expense	(3,765)	92	(3,963)	2,568	(5,068)
Less: Net realized and unrealized gains (losses) (1)	6,382	(82)	(12,694)	—	(6,394)
Plus: Intangibles amortization (2)	4,115	—	—	—	4,115
Plus: Stock-based compensation expense	33	—	75	1,588	1,696
Plus: Non-recurring expenses (3)	89	—	53	—	142
Plus: Non-cash fair value adjustments (4)	—	—	(130)	—	(130)
Plus: Impact of tax deconsolidation of Fortegra (5)				(1,425)	(1,425)
Less: Tax on adjustments (6)	(2,327)	153	3,238	270	1,334
Adjusted net income	$19,831	$(777)	$5,656	$(5,315)	$19,395

Adjusted net income	$19,831	$(777)	$5,656	$(5,315)	$19,395
Average stockholders’ equity	$319,703	$57,133	$84,445	$61,178	$522,459
Adjusted return on average equity	24.8%	(5.4)%	26.8%	NM%	14.8%

	Nine Months Ended September 30, 2023
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$85,584	$(894)	$(3,597)	$(28,105)	$52,988
Less: Income tax (benefit) expense	(22,936)	231	419	(6,833)	(29,119)
Less: Net realized and unrealized gains (losses) (1)	10,602	(933)	5,885	—	15,554
Plus: Intangibles amortization (2)	12,667	—	—	—	12,667
Plus: Stock-based compensation expense	1,238	—	—	5,032	6,270
Plus: Non-recurring expenses (3)	2,476	—	—	—	2,476
Plus: Non-cash fair value adjustments (4)	(2,611)	—	—	—	(2,611)
Plus: Impact of tax deconsolidation of Fortegra (5)				10,210	10,210
Less: Tax on adjustments (6)	(3,919)	207	(1,070)	1,468	(3,314)
Adjusted net income	$83,101	$(1,389)	$1,637	$(18,228)	$65,121

Adjusted net income	$83,101	$(1,389)	$1,637	$(18,228)	65,121
Average stockholders’ equity	$365,375	$54,411	$103,332	$15,456	538,574
Adjusted return on average equity	30.3%	(3.4)%	2.1%	NM%	16.1%

	Nine Months Ended September 30, 2022
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$39,057	$3,350	$20,468	$(33,895)	$28,980
Less: Income tax (benefit) expense	(11,099)	(874)	(3,469)	(16,095)	(31,537)
Less: Net realized and unrealized gains (losses) (1)	23,151	(7,976)	(8,293)	—	6,882
Plus: Intangibles amortization (2)	12,146	—	—	—	12,146
Plus: Stock-based compensation expense	2,376	—	98	5,437	7,911
Plus: Non-recurring expenses (3)	1,561	—	(869)	2,108	2,800
Plus: Non-cash fair value adjustments (4)	—	—	3,554	—	3,554
Plus: Impact of tax deconsolidation of Fortegra (5)	1,560			22,544	24,104
Less: Tax on adjustments (6)	(8,859)	1,984	1,783	(915)	(6,007)
Adjusted net income	$59,893	$(3,516)	$13,272	$(20,816)	$48,833

Adjusted net income	$59,893	$(3,516)	$13,272	$(20,816)	$48,833
Average stockholders’ equity	$309,042	$58,558	$94,169	$(1,891)	$459,878
Adjusted return on average equity	25.8%	(8.0)%	18.8%	NM%	14.2%

Notes
(1)
Net realized and unrealized gains (losses) added back in Adjusted net income excludes net realized and unrealized gains (losses) from the mortgage segment, those relating to our held-for-sale mortgage originator (Luxury), and unrealized gains (losses) on mortgage servicing rights.

(2)	Specifically associated with acquisition purchase accounting. See Note (8) Goodwill and Intangible Assets, net, of the Company’s Form 10-Q for the period ended September 30, 2023.
(3)	For the three and nine months ended September 30, 2023, included in other expenses were expenses related to banker and legal fees associated with the acquisitions of Premia and ITC.
(4)
For the three and nine months ended September 30, 2023, non-cash fair-value adjustments represent a decrease in fair value of the Fortegra Additional Warrant liability which are added-back to adjusted net income. For the 2022 periods, maritime transportation depreciation and amortization was deducted as a reduction in the value of the vessel.

(5)	For the three and nine months ended September 30, 2023, included in the adjustment is an add-back of $4.4 million and $10.2 million, respectively, related to deferred tax expense from the WP Transaction. For the three and nine months ended September 30, 2022, included in the adjustment is an add-back of $(1.4) million and $24.1 million, respectively, related to deferred tax expense from the WP Transaction.
(6)	Tax on adjustments represents the tax applied to the total non-GAAP adjustments and includes adjustments for non-recurring or discrete tax impacts.